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                                                                   Exhibit 10.33

                         CARBIDE/GRAPHITE GROUP, INC.

                             ANNUAL INCENTIVE PLAN

I.   Purpose. The purpose of the Carbide/Graphite Group, Inc. Annual Incentive
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Plan (the "Plan") is to provide a means whereby Carbide/Graphite Group, Inc.
And its designated subsidiaries may (i) provide incentives and rewards to designated key employees by making part of each such individual's pay dependent upon the financial success of the Company, as defined below, (ii) attract and retain persons of outstanding executive ability as key employees of the Company and motivate such key employees to exert their best efforts on behalf of the Company, and (iii) make the Company's compensation programs competitive with those of other similar employers.

II.  Administration. The Plan shall be administered by the Committee. The
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Committee shall have full power and authority to interpret the Plan, make factual determinations, and to prescribe, amend and rescind any rules, forms or procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and take such other actions as it deems necessary or advisable in carrying out its duties under the Plan. Any determinations, decisions, actions or interpretations to be made under the Plan by the Committee shall be made in its sole discretion, not in any fiduciary capacity and need not be uniformly applied to similarly situated individuals. All decisions and determinations by the Committee shall be final, conclusive and binding on the Company, all Participants, and any other persons having or claiming an interest hereunder.

III. Definitions.
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3.1  "Award" means the actual percentage of Compensation that a Participant earns for a Plan Year as determined in accordance with Article V.

3.2  "Board" means the Board of Directors of Carbide/Graphite Group, Inc.

3.3 "Company" means Carbide/Graphite Group, Inc. and each of its subsidiaries designated by the Board, which has elected to cover its Employees hereunder by resolution of its board of directors.

3.4 "Compensation" means an Executive's base salary rate as in effect on the last day of a Plan Year without regard to any deferral of base salary under any type of plan maintained by the Company.

3.5  "Committee" means the Compensation Committee of the Board.

3.6  "Effective Date" means August 1, 1996.
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3.7  "Executive" means any executive employee of the Company employed on a regular, full-time basis. Individuals employed by the Company in a causal or temporary capacity (i.e., those hired for a specific job of limited duration)
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and individuals characterized as "leased employees," within the meaning of
Section 414 of the Internal Revenue Code of 1986, as amended, or persons characterized by the Company as "independent contractors," no matter how characterized by the Internal Revenue Service, other governmental agency or a court, shall not be considered "Executives" for the purpose of the Plan. Any change of characterization of an individual shall, unless determined otherwise by the Board, take effect on the actual date of such change without regard to any retroactive recharacterization. For the purposes of Section 6.3, only an individual who is a member of select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended shall be treated as an "Executive."

3.8 "Participant" means an Executive that the Committee has designated as eligible to participate in the Plan under Article IV.

3.9 "Plan" means the Carbide/Graphite Group, Inc. Annual Incentive Plan as set forth herein and as it may be amended from time to time.

3.10 "Plan Year" means the calendar year commencing on January 1, 1997 and each calendar year thereafter.

3.11 "Separates from Employment" means the Executive's termination of employment from the Company for any reason other than death, retirement under a retirement plan of the Company or disability as defined in the Company's long-term disability plan. Except as otherwise provided herein, a Separation from Employment shall be deemed to have occurred on the last day of the Employee's service to the Company not taking into account any compensation continuation arrangement or severance benefit arrangement that may be applicable.

3.12 "Target Award" means the theoretical percentage of Compensation that the Committee determines a Participant may receive if the Company achieves exactly its financial goals for a Plan Year.

IV.  Participation. For each Plan Year, the Committee shall designate, taking
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into account the recommendation of the Chief Executive Officer of the Company,
each Executive who will participate in the Plan. In determining whether to recommend that an Executive become a Participant under the Plan, the Committee shall take into consideration the Executive's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. The Committee may determine to recommend that an Executive become a Participant after the beginning of a Plan Year in which case the Executive shall be eligible for a prorated Award based on the number of complete quarters



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during which the Participant was eligible for an Award, but all other terms of the Plan shall apply.

V.   Determination of Award.
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     5.1  Financial Criteria. As soon as practicable, but in any event within 90 days after the start of each Plan Year, the Committee shall determine the financial criteria which shall be the basis for determining the Awards for such Plan Year and communicate such criteria to all Participants. The financial criteria will be based on the Company's level of "earnings before interest, taxes, depreciation and amortization" (such level shall be deemed to be achieved only after taking into account the total amount of Awards to be paid under the
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Plan for such Plan Year) unless the Committee determines and announces to
Participants, that different criteria will be utilized. The financial criteria and the method for determining individual Awards based upon that criteria will be set forth on Exhibit A hereto. The Committee shall also announce the threshold achievement of financial criteria below which no Award shall be paid and the maximum Award, which shall not exceed 200% of a Participant's Target Award.

     5.2 Calculation of Award. For each Plan Year, the Committee shall calculate the amount of aggregate Awards based upon the financial criteria and the actual financial results.

     5.3 Announcement of Award. Annual results will be announced by the Committee to all Participants immediately following the announcement of the Company's financial results for the Plan Year, normally 60 days following the end of such Plan Year.

VI.  Payment of Award
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     6.1  Awards. The Committee shall authorize Awards to be made for a Plan
Year if the financial criteria have been satisfied for the full Plan Year. Except as provided in Section 6.3, any Award due shall be paid to each Participant promptly after authorization.

     6.2 Withholding Tax. Notwithstanding any other provision of this Plan, the Company shall be entitled to withhold from, or in respect of, any Award to be made an amount sufficient to satisfy all federal, state and local tax withholding requirements relating thereto.

     6.3 Deferrals. Each Executive may elect, in accordance with the terms of the Company's Deferred Compensation Plan, to defer the receipt of an Award hereunder if a timely election is made in accordance with the terms of that plan.

VII. Separation from Employment. If prior to the date scheduled by the Committee
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for payment of an Award for a Plan Year, a Participant incurs a Separation from
Employment, no payments shall be made in respect of that Participant's Award unless the Committee



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determines otherwise; provided, however, that in the event the Participant
Separates from Employment in a Plan Year in which a Change of Control of the Company occurs, a percentage of the Award payments, if any, for the full Plan Year shall be made to such Participant equal to the percentage of the Plan Year during which the Participant was in the employ of the Company. For the purposes hereof, a "Change of Control of the Company" shall be deemed to have taken place if an person, together with all affiliates and associates of such person acquires more than 50% of the voting power of the Company's outstanding voting securities, the Company liquidates or sells substantially all of its assets or a merger in which the Company's then stockholders do not, immediately after the merger, own or control at least 50% of the voting power of the Company's outstanding voting securities.

VIII. General Provisions.
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      8.1  Transferability. No Award under this Plan shall be transferred, assigned, pledged or encumbered by the Participant and any attempt to do so shall be void. In addition, a Participant's rights hereunder are not subject, in any manner, to attachment or garnishment by creditors of the Participant or the Participant's estate. In the event of a Participant's death during employment with the Company, payments of any unpaid Award(s) shall be made to the Participant's estate.

      8.2 Unfunded Arrangement. The Plan is an unfunded incentive compensation arrangement. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive an Award shall be no greater than the right of an unsecured general creditor of the Company. All Awards shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

      8.3 No Rights to Employment. Nothing in this Plan, and no action taken pursuant hereto, shall confer upon any Participant the right to continue in the employ of the Company, or affect the right of the Company to terminate the Participant's employment at any time for cause or for no cause whatsoever.

      8.4 Adjustment for Non-Recurring Items, Etc. Notwithstanding anything herein to the contrary, if the Company's financial performance is affected by any event that is of a non-recurring nature, the Committee may make such adjustments in the financial criteria as it shall determine to be equitable and appropriate in order to make the calculations of Awards, as nearly as may be practicable, equivalent to the calculation that would have been made without regard to such event. In the event of a significant change of the business or assets of the Company under circumstances involving an acquisition or a merger, consolidation or similar transaction, the Committee shall, in good faith, recommend to the Board for approval such revisions to the financial criteria and the other terms and conditions used in calculating Awards



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for the then current Plan Year as it reasonably deems appropriate in light of any such change.

      8.5 Notices. Any notice hereunder to be given to the Company shall be in writing and shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company at the Company's executive offices, and any notice hereunder to be given to the Participant shall be in writing and shall be delivered in person to the Participant, or shall be sent by registered mail, return receipt requested, to the Participant at his last address as shown in the employment records of the Company. Any notice duly mailed in accordance with the preceding sentence shall be deemed given on the date postmarked.

      8.6 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania.

      8.7 Termination and Amendment of the Plan. The Board reserves the right to amend, suspend, or terminate the Plan at any time; provided, however, that any amendment, suspension or termination shall not adversely affect the rights of Participants to receive Awards calculated for a completed Plan Year.

      8.8  Miscellaneous.

      (a) If the Company shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.

      (b) This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.




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